                                                                     EXHIBIT 2.2

             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION


         This First Amendment (the "Amendment") to that certain Agreement and Plan of Reorganization by and among hi/fn, inc. ("hi/fn"), Apptitude Acquisition Corporation ("Sub") and Apptitude, Inc. ("Apptitude") dated as of May 12, 2000 (the "Merger Agreement"), is made as of May 31, 2000.

                                    RECITALS


         WHEREAS, since the date of the Merger Agreement (and the transactions contemplated thereby, the "Merger"), the parties thereto have agreed to amend the Merger Agreement,

         NOW, THEREFORE, the parties agree as follows:


                                    AGREEMENT

         1. Modifications to the Merger Agreement:

                  (a) Section 1.11 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "1.11 The parties intend for the Merger to constitute a tax-free forward triangular reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Code; provided, however, that if, as of the Closing, the value of the number of shares of Parent Common Stock issuable in respect of the Merger Shares and the Special Merger Consideration is less than the value of the Cash Amount, as determined by Parent in its sole discretion, the parties agree that the Merger will be structured as a taxable reverse triangular merger whereby Merger Sub will be merged with and into the Company, with the Company as the surviving corporation in the merger. If the Merger is restructured as a taxable reverse triangular merger in accordance with this Section 1.11, then all references in this Agreement to the "Merger" shall be deemed to refer to the merger described in this Section 1.11; all references in this Agreement to the "Agreement of Merger" shall be deemed to refer to an agreement of merger which reflects the merger described in this Section 1.11; and all references in this Agreement to the "Surviving Corporation" shall be deemed to refer to the Company. The Merger will be treated as a purchase for financial accounting purposes."

                  (b) Section 5.12 of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

         "5.12 [Intentionally Omitted]"

                  (c) The following definitions in Section 9.1 of the Merger Agreement are hereby deleted in their entirety:

         "S-3 Indemnified Party" shall have the meaning set forth in Section
5.12 of this Agreement.

         "S-3 Indemnifying Party" shall have the meaning set forth in Section
5.12 of this Agreement.

         "S-3 Registration" shall have the meaning set forth in Section 5.12 of this Agreement.

                  (d) The Section 5.12 reference in the Table of Contents is hereby deleted in its entirety and replaced as follows

         "5.12 [Intentionally Omitted]"

         2. Survival

         Except as modified hereby, the Merger Agreement continues in full force and effect, unmodified in any way.

         3. Counterparts

         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same amendment.



                  (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered as of the date first above written.


HI/FN, INC.                            APPTITUDE, INC.


By: /s/ WILLIAM WALKER                 By: /s/ CHRIS KENBER
    ------------------------------         -------------------------------------
Name: William Walker                   Name: Chris Kenber
      ----------------------------           -----------------------------------
Title: Secretary                       Title: CEO
       ---------------------------            ----------------------------------


APPTITUDE ACQUISITION CORPORATION

Print: /s/ WILLIAM WALKER
       ---------------------------
Name: William Walker
      ----------------------------
Title: Secretary
       ---------------------------